Exhibit 99.1

FOR IMMEDIATE RELEASE

March 28, 2019

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

Anthony J. Restel, Vice Chairman and Chief Financial Officer (504) 310-7317

IBERIABANK Corporation Announces Pricing of $100 Million Preferred Stock Offering

LAFAYETTE, LOUISIANA —IBERIABANK Corporation (Nasdaq: IBKC)(the “Company”), the holding company of the 132-year-old IBERIABANK, today announced it has priced an underwritten registered public offering of 4,000,000 depositary shares, each representing a 1/400th interest in a share of 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share, with a liquidation preference of $10,000 per share of Series D preferred stock (equivalent to $25 per depositary share).

The Company will pay dividends on the Series D preferred stock, when, as, and if declared by the board of directors of the Company. Dividends will accumulate and be payable from the original date of issuance to, but excluding, May 1, 2024, at a rate of 6.100% per annum, payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2019 and ending on May 1, 2024. From, and including, May 1, 2024, dividends will accumulate and be payable at a floating rate equal to three-month LIBOR plus a spread of 385.9 basis points per annum, payable quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year, beginning on August 1, 2024, subject to potential adjustment as described in the prospectus supplement relating to the offering. The Company may redeem the Series D preferred stock at its option, subject to regulatory approval, on or after May 1, 2024, or following a regulatory capital treatment event as described in the prospectus supplement relating to the offering.

The Company expects to use the net proceeds from the offering for general corporate purposes, including repurchases of its common stock, possible future acquisitions of other financial services businesses, working capital needs, and investments in subsidiaries to support continued growth. The offering is expected to close on April 4, 2019, subject to customary closing conditions.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keefe, Bruyette & Woods, A Stifel Company, are acting as joint book-running managers. Evercore ISI and Sandler O’Neill + Partners, L.P., are acting as co-managers.

The Series D preferred stock and the depositary shares will be offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Company has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the joint book-running managers will arrange to send you the prospectus supplement and the prospectus if you request them by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department., by email at dg.prospectus_requests@baml.com or by calling 1-800-294-1322 or Keefe, Bruyette & Woods, A Stifel Company at 787 Seventh Avenue, Fourth Floor, New York, NY 10019, by e-mail at USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling 1-800-966-1559.

IBERIABANK Corporation

IBERIABANK Corporation, a Louisiana corporation, is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri and New York, offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage and title insurance services.

Caution About Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2018, under the heading “Risk Factors” in the preliminary prospectus supplement filed in connection with the offering and other documents filed by the Company with the SEC. All information in this discussion is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.